            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated March 2, 2009, with respect to the consolidated financial statements of RiverSource Life Insurance Company included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission and to the use of our report dated April 24, 2009 with respect to the financial statements of RiverSource Account MGA in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1, 333-149953) for the registration of the RiverSource Guaranteed Term Annuity offered by RiverSource Life Insurance Company.


                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 24, 2009

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated March 2, 2009, with respect to the consolidated financial statements of RiverSource Life Insurance Company included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission and to the use of our report dated April 24, 2009 with respect to the financial statements of RiverSource Account MGA in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1, 333-149953) for the registration of the RiverSource Retirement Advisor 4 Advantage(R) Variable Annuity, RiverSource Retirement Advisor 4 Select(R) Variable Annuity, RiverSource Retirement Advisor 4 Access(R) Variable Annuity, RiverSource Retirement Advisor Advantage Plus(R) Variable Annuity, and RiverSource Retirement Advisor Select Plus(R) Variable Annuity offered by RiverSource Life Insurance Company.


                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 24, 2009